UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 24, 2014 (April 23, 2014)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

(A)	Settlement Agreement with the United States

On April 23, 2014, Amedisys, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”), which will resolve the pending civil investigation of the U.S. Department of Justice as well as the disclosure the Company made to the Centers for Medicare and Medicaid Services in May, 2012, pursuant to that agency’s Stark Law Self-Referral Disclosure Protocol. Pursuant to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto, the Company will pay the United States the aggregate sum of $150 million plus interest thereon from October 4, 2013, at the rate of 2.25 percent per annum (the “Settlement Amount”), as follows: (a) $115 million plus interest thereon to be payable on or prior to May 2, 2014, and (b) $35 million plus interest thereon to be payable on or prior to October 23, 2014.

In consideration of the obligations of the Company under the Settlement Agreement and conditioned upon the Company’s full payment of the Settlement Amount, the United States agrees to release the Company from any civil or administrative monetary claim under the False Claims Act and various other statutes and legal theories for (a) claims involving home health services rendered by certain of the Company’s care centers from January 1, 2008 through December 31, 2010 that the United States contended were (i) provided to patients who were not homebound, (ii) provided to patients lacking a need for skilled nursing and/or skilled therapy services, (iii) provided to patients without regard to medical necessity, or (iv) overbilled by upcoding patients’ diagnoses, and (b) claims arising from the Company’s billings to the Medicare program during the period from April 1, 2008 through April 30, 2012 for home health services referred by a particular physician practice group while the Company was providing such practice group remuneration that was not consistent with fair market value in the form of patient care coordination services performed by Company employees.

The Settlement Agreement will also resolve allegations made against the Company by various qui tam relators, who will be required to dismiss their claims with prejudice. The Company will be required to pay various relators’ attorneys’ fees and expenses in the aggregate sum of $3.9 Million.

The Settlement Agreement reflects the Company’s disagreement with the United States’ claims and contains no admissions of liability on the part of the Company. The Company has previously recorded an accrual for the Settlement Amount and will add the amount of the relators’ attorneys’ fees and expenses to this accrual in the quarter ended March 31, 2014.

(B)	Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services

On April 23, 2014, the Company entered into a Corporate Integrity Agreement (the “Corporate Integrity Agreement”) with the OIG-HHS, a copy of which is attached as Exhibit 10.2 hereto. The Corporate Integrity Agreement formalizes various aspects of the Company’s already existing ethics and compliance programs and contains other requirements designed to help ensure the Company’s ongoing compliance with federal health care program requirements. Among other things, the Corporate Integrity Agreement requires the Company to maintain its existing compliance program and compliance committee; provide certain compliance training; continue screening new and current employees against certain lists to ensure they are not ineligible to participate in federal health care programs; engage an independent review organization to perform certain auditing and reviews and prepare certain reports regarding the Company’s compliance with federal health care programs, the Company’s billing submissions to federal health care programs and the Company’s compliance and risk mitigation programs; and provide certain reports and management certifications to OIG-HHS. Upon breach of the Corporate Integrity Agreement, the Company could become liable for payment of certain stipulated penalties, or could be excluded from participation in federal health care programs. The Corporate Integrity Agreement has a term of five years.

The foregoing descriptions of the Settlement Agreement and the Corporate Integrity Agreement are qualified by the full terms of those agreements, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On April 23, 2014, the Company issued a press release titled “Amedisys finalizes Settlement Agreement with Government – Settlement brings previously announced DOJ Civil Investigation and Stark Law Self -Referral Disclosure to a close,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Settlement Agreement effective April 23, 2014 by and among (a) the United States of America, acting through the United States Department of Justice and on Behalf of the Office of Inspector General of the Department of Health and Human Services, (b) Amedisys, Inc. and Amedisys Holding, L.L.C. and (c) the various Relators named therein

10.2	Corporate Integrity Agreement effective April 22, 2014 between the Office of Inspector General of the Department of Health and Human Services and Amedisys, Inc. and Amedisys Holding, L.L.C.

99.1	Press Release dated April 23, 2014 titled “Amedisys finalizes Settlement Agreement with Government – Settlement brings previously announced DOJ Civil Investigation and Stark Law Self -Referral Disclosure to a close” (furnished only)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Ronald A. LaBorde
Ronald A. LaBorde
President and Interim Chief Executive Officer

DATE: April 24, 2014

Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement effective April 23, 2014 by and among (a) the United States of America, acting through the United States Department of Justice and on Behalf of the Office of Inspector General of the Department of Health and Human Services, (b) Amedisys, Inc. and Amedisys Holding, L.L.C. and (c) the various Relators named therein

10.2	Corporate Integrity Agreement effective April 22, 2014 between the Office of Inspector General of the Department of Health and Human Services and Amedisys, Inc. and Amedisys Holding, L.L.C.

99.1	Press Release dated April 23, 2014 titled “Amedisys finalizes Settlement Agreement with Government – Settlement brings previously announced DOJ Civil Investigation and Stark Law Self -Referral Disclosure to a close” (furnished only)

5